Exhibit 3.36

AMENDED AND RESTATED

BYLAWS

OF

INLINE ORTHOTIC AND PROSTHETIC SYSTEMS

(a California corporation, hereinafter called the “Corporation”)

ARTICLE I.  OFFICES

Section 1.01  Principal Offices.

The principal office of the Corporation shall be at:

Two Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

or such other place, within or outside the State of California, as the Board of Directors of the Corporation (the “Board”) may designate.

Section 1.02   Other Offices.

In addition to the principal office of the Corporation, the Board or the officers may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II.  MEETINGS OF SHAREHOLDERS

Section 2.01  Place of Meetings.

Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.02  Annual Meeting.

The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board.  At each annual meeting directors shall be elected, and any other proper business may be transacted.  The date so designated shall be within four (4) months after the end of the fiscal year of the corporation and within fifteen (15) months after the last annual meeting.

Section 2.03  Special Meeting.

(a)           A special meeting of the shareholders may be called at any time by the Board, the chairman of the Board, the president or shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at the meeting.

(b)           If a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the Board, the president, any vice president, or the secretary of the Corporation.  The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 3 and 4 of this Article, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.  If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in subsection shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

Section 2.04  Notice of Shareholders’ Meeting.

(a)           All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting.  The notice shall specify the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the shareholders.  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

(b)           If action is proposed to be taken at any meeting for approval of: (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code; (ii) an amendment of the Articles of Incorporation pursuant to Section 902 of the California Corporations Code; (iii) a conversion of the corporation pursuant to Section 1152 of the California Corporations Code; (iv) a reorganization of the corporation pursuant to Section 1201 of the California Corporations Code; (v) a voluntary dissolution of the corporation pursuant to Section 1900 of the California Corporations Code; or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of the California Corporations Code, the notice shall also state the nature of that proposal.

Section 2.05  Manner of Giving Notice.

(a)           Notice of any meeting of shareholders shall be given either personally or by first-class mail or other means of written communication, charges prepaid,

addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice.  If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or other means of written communication to the corporation’s principal executive office, or by publication at least once in a newspaper of general circulation in the county where that office is located.  Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

(b)           If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

Section 2.06  Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.07  Adjourned Meeting; Notice.

(a)           Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting.

(b)           When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board shall set a new record date.  Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article.  At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 2.08  Voting.

(a)           The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article, subject to the provisions of Sections 702 to 704, inclusive, of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.  On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California Corporations Code or by the Articles of Incorporation.

(b)           At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes.  If any shareholder has given such a notice, then every shareholder that is entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit.  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 2.09  Waiver of Notice or Consent by Absent Shareholders.

(a)           The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article, the waiver of notice or consent shall state the general nature of the proposal.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(b)           Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 2.10  Shareholder Action by Written Consent Without a Meeting.

(a)           Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.  In the case of the election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.  All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records.  Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

(b)           If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting.  This notice shall be given in the manner specified in Section 4 of this Article.  In the case of approval of: (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code; (ii) an amendment of the Articles of Incorporation pursuant to Section 902 of the California Corporations Code; (iii) a conversion of the corporation pursuant to Section 1152 of the California Corporations Code; (iv) a reorganization of the corporation, pursuant to Section 1201 of the California Corporations Code; (v) a voluntary dissolution of the corporation pursuant to Section 1900 of the California Corporations Code; or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of the California Corporations Code the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 2.11  Record Date for Shareholder Notice, Voting and Giving Consents.

(a)           For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed who are entitled to vote are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California Corporations Code.

(b)           If the Board does not so fix a record date:

(1)           The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(2)           The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting (1) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (2) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action.

Section 2.12  Proxies.

A shareholder may enter into voting trusts, proxies or any other arrangement vesting authority to exercise the voting power of any or all of his or her shares only with a current shareholder or shareholders of this corporation who are not “disqualified persons,” as such term is defined in these Bylaws and in applicable law.  Any voting trust, proxy or other voting arrangement with any person who is not a shareholder of this corporation shall be void and of no force or effect whatsoever.

Section 2.13  Inspectors of Election.

(a)           Before any meeting of shareholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy, appoint a person to fill that vacancy.

(b)           These inspectors shall:

(1)           Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(2)           Receive votes, ballots, or consents;

(3)           Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(4)           Count and tabulate all votes or consents;

(5)           Determine when the polls shall close;

(6)           Determine the result; and

(7)           Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III.  DIRECTORS

Section 3.01  Powers.

Subject to the limitations of the Articles of Incorporation, these Bylaws and the California Corporations Code relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board, subject to override by a majority of the full Board. The Board may delegate management of the day-to-day operation of the business of the corporation to a management company or other persons, provided that the business and affairs of the corporation shall remain and all corporate powers shall be exercised under the ultimate direction and control of the Board.  Without prejudice to such general powers, and subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

(1)           To select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service;

(2)           To change the principal executive office of the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders’ meeting, or meetings, including annual meetings;

(3)           To adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

(4)           To authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received; and

(5)           To borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

Section 3.02  Number and Qualification of Directors.

The authorized number of directors shall be two (2). If the number of directors is changed by amendment to these Bylaws, the number of directors shall not be less than two (2) unless all of the shares of the corporation are owned of record by one (1) shareholder, in which case the number of directors may be less than two (2) but not less than the number of shareholders.

Section 3.03  Election and Term of Office of Directors.

Directors shall be elected at each annual meeting of the shareholders and shall hold office until the expiration of the terms for which elected and until a successor has been elected and qualified.

Section 3.04  Vacancies.

(a)           Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.  Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

(b)           A vacancy or vacancies in the Board shall be deemed to exist in the event of the death, resignation, or removal of any director, or in the event any director becomes a “disqualified person,” as such term is defined herein, or if the Board by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

(c)           The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

(d)           Any director may resign effective on giving written notice to the president, the secretary, or the Board, unless the notice specifies a later time for that resignation to become effective.  If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

(e)           No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.05  Removal of Directors.

The entire Board or any individual director may be removed from office as provided by Sections 303 and 304 of the California Corporations Code.

Section 3.06  Place of Meetings and Meetings by Telephone or Other Communications Equipment.

Regular meetings of the Board may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation.  Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation.  Any meeting, regular or special, may be held by conference telephone, electronic video screen communication or other communication equipment. Participation through use of conference telephone constitutes presence in person at the meeting as long as all directors participating in the meeting can hear one another. Participation through use of electronic video screen communication or other communication equipment constitutes presence in person at the meeting as long as: (i) each member participating in the meeting can communicate with all other members concurrently, and (ii) each member is provided the means of participating in all matters before the board including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation, and (iii) the corporation adopts and implements some means of verifying both that (A) a person participating in the meeting is a director or other person entitled to participate in the board meeting, and (B) all actions of, or votes by, the board are taken or cast only by the directors and not by persons who are not directors.

Section 3.07  Annual Meeting.

Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business.  Notice of this meeting shall not be required.

Section 3.08  Other Regular Meetings.

Other regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board.  Such regular meetings may be held without notice.

Section 3.09  Special Meetings.

(a)           Special meetings of the Board for any purpose or purposes may be called at any time by the chair of the board, if there is such an officer, the president or any vice president or the secretary or any two (2) directors.

(b)           Notice of the time and place of special meetings shall be delivered personally or by telephone, including to each director or sent by first class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation.  In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  In case the notice is delivered personally, or by telephone, including voice message system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

Section 3.10  Quorum.

A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by the Articles of Incorporation or these Bylaws, and subject to the provisions of Section 310 of the California Corporations Code (as to approval of contracts or transactions in which a director  has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.11  Waiver of Notice.

The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and, if either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

Section 3.12  Adjournment.

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 3.13  Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 9 of this Article, to the directors who were not present at the time of the adjournment.

Section 3.14  Fees and Compensation of Directors.

Directors, and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses, as may be fixed or determined by resolution of the Board. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 3.15  Action Without Meeting.  Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action.  Such action by written consent shall have the same force and effect as a unanimous vote of the Board.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

ARTICLE IV.  COMMITTEES

Section 4.01  Committees of Directors.

(a)           The Board may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

(1)           The approval of any action which, under the California Corporations Code, also requires shareholders’ approval or approval of the outstanding shares;

(2)           The filling of vacancies on the Board or in any committee;

(3)           The fixing of compensation of the directors for serving on the Board or on any committee;

(4)           The amendment or repeal of these Bylaws or the adoption of new Bylaws;

(5)           The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(6)           A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board; or

(7)           The appointment of any other committees of the Board or the members of these committees.

(b)           Each such committee shall be designated an Executive Committee or by such other name as the Board shall specify.  Committees shall have the power to act only between meetings of the Board.  Consistent with these Bylaws, the Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted.  In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted.  Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board.  Minutes shall be kept of each meeting of each committee.

Section 4.02  Meetings and Action of Committees.

Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article IV of these Bylaws, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, as provided therein and in Section 1 of this Article.

ARTICLE V.  OFFICERS

Section 5.01  Officers.

The officers of the corporation shall be a president, a secretary, and a treasurer. The corporation may also have, at the discretion of the Board, a chairman, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article.  Any number of offices may be held by the same person.

Section 5.02  Election of Officers.

The officers of the corporation shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

Section 5.03  Subordinate Officers.

The Board may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.  The Board may delegate to the president or any other officer or committee the power to appoint any such subordinate offices, committees or agents, to specify their duty and authority, and to determine their compensation.

Section 5.04  Removal and Resignation of Officers.

(a)           Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.  Removal with cause shall require a simple majority agreement of a quorum of directors at a duly called meeting, or a majority of all directors then in office if such action is by written consent of directors without a meeting.  Adequate cause for removal includes those instances where an officer is declared of unsound mind by a final order of a court, is convicted of a felony, fails to attend at least seventy-five percent (75%) of the Board meetings held each year or fails to attend three (3) consecutive Board meetings.  Removal without cause shall require a simple majority agreement of all directors then in office.

(b)           Any officer may resign at any time by giving written notice to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.05  Vacancies in Office.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 5.06  Chairman of the Board.

The chairman of the Board, if there is such an officer, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by the Bylaws.  If there is no president, the chairman shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article.

Section 5.07  President.

Subject to such supervisory powers, if any, as may be given by the Board to the chairman, if there is such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the corporation. The president shall preside at all meetings of the shareholders and, in the absence of the chairman, or if there be none, at all meetings of the Board.  The president shall have the general powers and duties of management usually vested in the office of the president of a corporation, and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

Section 5.08  Vice Presidents.

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or the Bylaws, and the president, or the chairman.

Section 5.09  Secretary.

(a)           The secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

(b)           The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

(c)           The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required by the Bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

Section 5.10  Treasurer.

(a)           The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director.

(b)           The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board.  He shall disburse the funds of the corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

ARTICLE VI.  INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND OTHER AGENTS

Section 6.01  Indemnification.

The corporation shall, to the maximum extent permitted by the applicable law and the California Corporations Code, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.  For purposes of this Section, an “agent” of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Section 6.02  Advances and Insurance.

Subject to any limitations or restriction found in applicable law, the corporation shall have the power to advance funds to an agent or agents for expenses to be incurred in defending any proceeding prior to the final disposition of such proceeding.  Further, the corporation shall purchase and maintain insurance on behalf of its agents against any liability asserted against or incurred by such agents in such capacity or arising out of their status as such, whether or not the corporation would have the power to indemnify its agents against such liability.

ARTICLE VII.  RECORDS AND REPORTS

Section 7.01  Maintenance and Inspection of Share Register.

(a)           The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

(b)           A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation shall have the absolute right to:

(1)           Inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on five (5) days’ prior written demand on the corporation; and

(2)           Obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand.

(c)           This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.  The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.  Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 7.02  Maintenance and Inspection of Bylaws.

The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 7.03  Maintenance and Inspection of Other Corporate Records.

The accounting books and records and minutes of proceedings of the shareholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board, or, in the absence of such designation, at the principal executive office of the corporation.  The minutes shall be kept in written form and accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.  The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts.  These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 7.04  Inspection by Directors.

Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 7.05  Annual Report to Shareholders.

The obligation to provide an annual report to shareholders, as described in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

Section 7.06  Financial Statements.

A copy of any annual financial statement and any income statement of the corporation for any period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement.

ARTICLE VIII.  GENERAL CORPORATE MATTERS

Section 8.01  Record Date for Purposes Other Than Notice and Voting.

(a)           For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

(b)           If the Board does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 8.02  Checks, Drafts, Evidences of Indebtedness.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 8.03  Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 8.04  Certificates for Shares.

A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid.  All certificates shall be signed in the name of the corporation by the president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 8.05  Lost Certificates.

Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time.  The Board may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claims that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 8.06  Representation of Shares of Other Corporations.

The chairman, if there is such an officer, the president, or any vice president, or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 8.07  Construction and Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law, as set forth in the California Corporations Code, as amended from time to time, shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 8.08  Corporate Seal.

The Board may adopt a corporate seal which shall have inscribed thereon the name of the corporation, the date of its incorporation and the word “California.”

ARTICLE IX.  AMENDMENTS

Section 9.01  Amendment by Shareholders.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Section 9.02  Amendment by Directors.

Subject to the rights of the shareholders as provided in Section 1 of this Article, any Article or Section thereof in these Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors, may be adopted, amended, or repealed by the Board.